                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_] Preliminary Proxy Statement           [_] CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
[X] Definitive Proxy Statement                RULE 14C-5(D)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12



                           ATMOS ENERGY CORPORATION
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                           ATMOS ENERGY CORPORATION
    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

                                                    [LOGO OF ATMOS APPEARS HERE]

                               December 27, 1995

Dear Atmos Shareholder:

  You are cordially invited to attend the Annual Meeting of Shareholders to be held at the Westin Hotel, Tabor Center Denver, 1672 Lawrence Street, Denver, Colorado on Wednesday, February 14, 1996, at 11:00 a.m. M.S.T.

  The matters to be acted upon at the meeting are described in the attached Notice of Annual Meeting and Proxy Statement. In addition, we will review with you the affairs and progress of the Company during the past year and report the results of operations for the first quarter.

  Your participation at this meeting is very important -- regardless of the number of shares you hold or whether you will be able to attend the meeting in person. Please date, sign, and return the proxy in the enclosed envelope to ensure that your shares are represented at the meeting.

  On behalf of your Board of Directors, thank you for your continued support and interest in Atmos Energy Corporation.

                                          Sincerely,

                                          [Pasteup Sig]
                                          Charles K. Vaughan
                                          Chairman of the Board

                                          [Pasteup Sig]
                                          Robert F. Stephens
                                          President and Chief Operating
                                           Officer

                           ATMOS ENERGY CORPORATION
                                P.O. BOX 650205
                           DALLAS, TEXAS 75265-0205

                           NOTICE OF ANNUAL MEETING

To the Shareholders:

  The Annual Meeting of the Shareholders of Atmos Energy Corporation (the "Company") will be held at the Westin Hotel, Tabor Center Denver, 1672 Lawrence Street, Denver, Colorado on Wednesday, February 14, 1996, at 11:00 a.m., Mountain Standard Time, for the following purposes:

  1. To elect three Class I directors for three-year terms expiring in 1999, two Class II directors for one-year terms expiring in 1997, and one Class III director for a two-year term expiring in 1998.

  2. To transact such other business as may properly come before the meeting or any adjournment thereof.

  Shareholders of record of the Company's Common Stock at the close of business on December 18, 1995 will be entitled to notice of, and to vote at, such meeting. The stock transfer books will not be closed.

                                           By Order of the Board of Directors,

                                                    GLEN A. BLANSCET
                                             Vice President, General Counsel
                                                 and Corporate Secretary

December 27, 1995

-------------------------------------------------------------------------------
                            YOUR VOTE IS IMPORTANT

  TO VOTE YOUR SHARES, PLEASE INDICATE YOUR CHOICES, SIGN AND DATE THE PROXY CARD, AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY VOTE IN PERSON AT THE MEETING EVEN THOUGH YOU SEND IN YOUR PROXY.
-------------------------------------------------------------------------------

                           ATMOS ENERGY CORPORATION
                                P.O. BOX 650205
                           DALLAS, TEXAS 75265-0205

                                PROXY STATEMENT
SOLICITATION AND REVOCABILITY OF PROXIES

  The proxy enclosed with this statement is solicited by the management of Atmos Energy Corporation (the "Company") at the direction of the Company's Board of Directors. These materials were first mailed to the Company's shareholders on December 27, 1995.

  Any shareholder giving a proxy has the power to revoke the proxy at any time prior to its exercise. The Company expects to solicit proxies primarily by mail, but directors, officers, employees, and agents of the Company may also solicit proxies in person or by telephone or other electronic means. The cost of preparing, assembling, and mailing the proxies and accompanying materials for this Annual Meeting of Shareholders, including the cost of reimbursing brokers and nominees for forwarding proxies and proxy statements to their principals, will be paid by the Company. In addition, Morrow & Co., Inc. ("Morrow") will assist the Company in the solicitation of proxies. It is estimated that the Company will pay approximately $3,500 in fees, plus expenses and disbursements, to Morrow for Morrow's proxy solicitation services.
COMMON STOCK INFORMATION; RECORD DATE

  As of December 18, 1995, there were 15,906,250 shares of the Company's Common Stock, no par value (the "Common Stock"), issued and outstanding, all of which are entitled to vote. These shares constitute the only class of stock of the Company issued and outstanding. As stated in the accompanying Notice of Annual Meeting, only shareholders of record at the close of business on December 18, 1995 will be entitled to vote at the meeting. Each share is entitled to one vote.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  Security Ownership of Certain Beneficial Owners. The following table lists the beneficial ownership, as of December 1, 1995, of the Company's Common Stock with respect to each person known by the Company to be the beneficial owner of more than five percent of such Common Stock.

                                                    AMOUNT OF      PERCENTAGE OF
                  NAME AND ADDRESS                 COMMON STOCK     OUTSTANDING
                 OF BENEFICIAL OWNER            BENEFICIALLY OWNED COMMON STOCK
                 -------------------            ------------------ -------------
      Lee E. Schlessman........................     1,019,534(a)        6.4%
       1301 Pennsylvania St.
       Suite 800
       Denver, CO 80203

--------
(a) Mr. Schlessman's shares are held in an irrevocable trust of which Mr. Schlessman is the trustee and beneficiary.

  Security Ownership of Management. The following table lists the beneficial ownership, as of December 1, 1995, of the Company's Common Stock with respect to all directors and nominees for director of the Company, the executive officers of the Company named in the Summary Compensation Table on page 10 of this Proxy Statement, and all directors and executive officers of the Company as a group.

                                                   AMOUNT OF      PERCENTAGE OF
                                                  COMMON STOCK     OUTSTANDING
NAME                                           BENEFICIALLY OWNED COMMON STOCK
----                                           ------------------ -------------
Travis W. Bain II.............................         1,073           (a)
Dan Busbee....................................         1,871           (a)
Thomas C. Meredith............................             0            --
Phillip E. Nichol.............................         4,500           (a)
John W. Norris, Jr............................           403           (a)
Carl S. Quinn.................................        10,206           (a)
Lee E. Schlessman.............................     1,019,534(b)        6.4%
Charles K. Vaughan............................       128,774(c)        (a)
Richard Ware II...............................        13,423           (a)
Ronald L. Fancher(d)..........................         4,441           (a)
Robert F. Stephens............................        57,165(c)        (a)
James F. Purser...............................        31,477(c)        (a)
J. Charles Goodman............................         8,740(c)        (a)
Don E. James..................................        15,676(c)        (a)
H. F. Harber..................................        17,945(c)        (a)
All directors and executive officers as a
 group........................................     1,333,321(e)        8.4%

--------
(a) The percentage of shares beneficially owned by such individual does not exceed one percent of the class so owned.
(b) Mr. Schlessman's shares are held in an irrevocable trust of which Mr. Schlessman is the trustee and beneficiary.
(c) Includes shares granted pursuant to the Company's Restricted Stock Grant Plan on which the restrictions have not lapsed, the numbers of which, as of December 1, 1995, are as follows: Charles K. Vaughan, 38,250 shares; Robert F. Stephens, 22,475 shares; James F. Purser, 17,812 shares; J. Charles Goodman, 4,600 shares; Don E. James, 150 shares; and H. F. Harber, 8,750 shares.
(d) Mr. Fancher resigned as President and Chief Executive Officer of the Company and as a director of the Company on February 21, 1995.
(e) Includes a total of 99,786 shares granted pursuant to the Company's Restricted Stock Grant Plan on which the restrictions have not lapsed.

                             ELECTION OF DIRECTORS

  Pursuant to the Company's Bylaws, the Board of Directors is divided into three classes, each of which class consists, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors. Messrs. Travis W. Bain II, Dan Busbee, and John W. Norris, Jr. were last elected to three-year terms by the shareholders at the 1993 Annual Meeting and have been nominated to continue serving as directors for three-year terms ending in 1999.

  Messrs. Robert F. Stephens and James F. Purser were appointed by the Board of Directors in February 1995. Mr. Stephens was appointed to fill a vacancy on the Board due to the resignation of Ronald L. Fancher in February 1995, and Mr. Purser was appointed to fill a vacancy created due to an increase in the number of directors constituting the Board. Dr. Thomas C. Meredith was appointed by the Board of Directors effective in October 1995 to fill the vacancy created by Dewey G. Williams' retirement in August 1995. The Board is nominating Messrs. Stephens and Meredith to continue serving as Class II directors with terms expiring in 1997 and Mr. Purser to serve as a Class III director whose term expires in 1998.

  The other directors listed on the following pages will continue to serve in their positions for the remainder of their current terms.

  The names, ages, and biographical summaries of the persons who have been nominated to serve as directors of the Company and of the five directors who are continuing in office until the expiration of their terms and the class in which such nominee or other director has been designated are set forth in the following table. Each of the nominees has consented to be a nominee and to serve as a director if elected, and all votes authorized by the enclosed proxy will be cast FOR all of the nominees. In order to be elected as a director, the Company's Bylaws require a nominee to receive the vote of a majority of all outstanding shares of the Company's Common Stock entitled to vote and represented in person or by proxy at a meeting of shareholders at which a quorum is present.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE FOLLOWING
NOMINEES:

                                              YEAR IN WHICH
NAME; PRINCIPAL OCCUPATION OR EMPLOYMENT      FIRST BECAME A CLASS DESIGNATION
     DURING PAST FIVE YEARS; OTHER               DIRECTOR       AND YEAR OF
             DIRECTORSHIPS                AGE OF THE COMPANY EXPIRATION OF TERM
----------------------------------------  --- -------------- ------------------
Travis W. Bain II.......................   61      1988           Class I
 President of Bain Enterprises, Inc. in                             1996
 Plano, Texas since November 1991.
 Formerly President of Jarman Shoe
 Company, a division of Genesco, Inc.,
 in Nashville, Tennessee from March 1988
 until November 1991. Also director of
 Delta Industries, Inc. in Jackson,
 Mississippi.
Dan Busbee..............................   62      1988           Class I
 Attorney and shareholder with Locke                                1996
 Purnell Rain Harrell (A Professional
 Corporation) in Dallas, Texas since
 1972.
John W. Norris, Jr. ....................   59      1987           Class I
 Chairman of the Board and Chief                                    1996
 Executive Officer of Lennox
 International, Inc. in Dallas, Texas
 since 1984. Also director of American
 Mutual Life Insurance Company in Des
 Moines, Iowa.
 ******************************************************************************
Thomas C. Meredith......................   54      1995           Class II
 President of Western Kentucky                                      1997
 University in Bowling Green, Kentucky
 since 1988.
Robert F. Stephens......................   47      1995           Class II
 President and Chief Operating Officer                              1997
 of the Company in Dallas, Texas since
 February 1995. Formerly Executive Vice
 President--Corporate Operations of the
 Company from May 1989 until February
 1995.
 ******************************************************************************
James F. Purser.........................   45      1995          Class III
 Executive Vice President and Chief                                 1998
 Financial Officer of the Company in
 Dallas, Texas since 1989.

*******************************************************************************

  The following persons are directors of the Company who will be continuing in office until the expiration of their terms as set forth below.

                                              YEAR IN WHICH
NAME; PRINCIPAL OCCUPATION OR EMPLOYMENT      FIRST BECAME A CLASS DESIGNATION
     DURING PAST FIVE YEARS; OTHER               DIRECTOR       AND YEAR OF
             DIRECTORSHIPS                AGE OF THE COMPANY EXPIRATION OF TERM
----------------------------------------  --- -------------- ------------------
Carl S. Quinn...........................   64      1994           Class II
 General Partner of Quinn Oil Company,                              1997
 Ltd. in Houston, Texas since May 1992.
 Formerly Chairman of the Board,
 President and Chief Executive Officer
 of Interstate Natural Gas Company in
 Houston, Texas from January 1992 until
 December 1994; Chairman of the Board
 and Chief Executive Officer of Arkla
 Exploration Company from October 1989
 until January 1992. Also director of
 Coho Energy, Inc. in Dallas, Texas and
 The Continuum Company, Inc. in Austin,
 Texas.
Richard Ware II.........................   49      1994           Class II
 President of Amarillo National Bank in                             1997
 Amarillo, Texas since 1981. Also
 director of The Coca-Cola Bottling
 Group (Southwest), Inc. and member of
 the Board of Trustees of Southern
 Methodist University in Dallas, Texas.

*******************************************************************************
Phillip E. Nichol.......................   60      1985          Class III
 Senior Vice President and Branch                                   1998
 Manager of PaineWebber Incorporated in
 Cleveland, Ohio since February 1995.
 Formerly Senior Vice President and
 Manager of Kidder Peabody & Co. in
 Cleveland, Ohio from September 1994
 until February 1995 and Vice President
 and Manager of Kidder Peabody & Co. in
 Toledo, Ohio from May 1992 until
 February 1995; Vice President and
 Manager of Dean Witter Reynolds Inc. in
 Amarillo, Texas from February 1988
 until June 1992.

                                                YEAR IN WHICH
 NAME; PRINCIPAL OCCUPATION OR EMPLOYMENT       FIRST BECAME A CLASS DESIGNATION
       DURING PAST FIVE YEARS; OTHER               DIRECTOR       AND YEAR OF
               DIRECTORSHIPS                AGE OF THE COMPANY EXPIRATION OF TERM
 ----------------------------------------   --- -------------- ------------------
 Lee E. Schlessman........................   69      1994          Class III
  President of Dolo Investment Company in                             1998
  Denver, Colorado since February 1994.
  Formerly Chairman of the Board and Chief
  Executive Officer of Greeley Gas Company
  in Denver, Colorado from December 1992
  until December 1993; Chairman of the
  Board, President and Chief Executive
  Officer of Greeley Gas Company in
  Denver, Colorado from March 1976 until
  December 1992. Also President of the
  Board of the Rocky Mountain American
  Automobile Association in Denver,
  Colorado; Director of First Interstate
  Bank of Englewood, Colorado; and
  Treasurer of the Board of The Scottish
  Rite Foundation in Denver, Colorado.
 Charles K. Vaughan.......................   58      1983          Class III
  Chairman of the Board of the Company in                             1998
  Dallas, Texas since June 1994. Formerly
  Chairman of the Board and Chief
  Executive Officer of the Company in
  Dallas, Texas from March 1993 until June
  1994; Chairman of the Board, President
  and Chief Executive Officer of the
  Company from October 1983 until March
  1993.

CERTAIN BUSINESS RELATIONSHIPS

  Mr. Schlessman and members of his immediate family are partners in various partnerships that are mortgage lenders to an unaffiliated third party who purchased several real property holdings from the partnerships in Colorado and Kansas. The Company leases those real properties from the third party for office or warehouse space in its Greeley Gas Company division operations. The partnerships continue to hold a mortgage interest in the properties.

  Mr. Ware is the president and a shareholder of Amarillo National Bank, Amarillo, Texas, which bank provides a $10 million short-term line of credit to the Company, serves as a depository bank for the Company, and is trustee for the Company's Restricted Stock Grant Plan. In addition, the bank, as trustee, is the holder of a $10 million master note issued by the Company's wholly owned subsidiary, Enermart, Inc., and guaranteed by the Company.

THE BOARD OF DIRECTORS: COMMITTEES, MEETINGS, AND DIRECTORS' FEES

  Standing Committees. The Company has certain standing committees, each of which is described below.

  The Executive Committee consists of Messrs. Norris, Stephens, and Vaughan. Mr. Vaughan serves as chairman of the committee. In accordance with the Bylaws of the Company, the Executive Committee has, and may exercise, all of the powers of the Board during the intervals between the Board's meetings, subject to certain limitations and restrictions as set forth in the Bylaws or as may be established by resolution of the Board of Directors from time to time. The Executive Committee held no meetings during the last fiscal year.

  The Audit Committee consists of Messrs. Bain, Busbee, Schlessman, and Ware. Mr. Busbee serves as chairman of the committee. The Audit Committee reviews the scope and procedures of internal auditing work, the results of independent audits, and the accounting policies of management, and it recommends to the Board the appointment of the Company's outside auditors. During the last fiscal year, the Audit Committee held two meetings.

  The Human Resources Committee consists of Messrs. Busbee, Nichol, Norris, Quinn, and Vaughan. Mr. Norris serves as chairman of the committee. Mr. Vaughan became a voting member of the committee as of October 1, 1994. This committee reviews and makes recommendations to the Board of Directors regarding compensation for officers of the Company. In addition to compensation matters, the committee determines, develops, and makes recommendations to the Board regarding benefit packages, special bonus or stock plans, severance agreements, and succession planning with respect to the Company's officers. During the last fiscal year, the Human Resources Committee held five meetings.

  The Nominating Committee consists of Messrs. Bain, Nichol, Schlessman, and Ware. Mr. Nichol serves as chairman of the committee. This committee selects candidates for consideration by the full Board to fill any vacancies on the Board which may occur from time to time. The Nominating Committee held one meeting during the last fiscal year. The Nominating Committee also considers sound and meritorious nomination suggestions for directors from shareholders. All letters of recommendation for nomination should be sent to the Secretary of the Company at the Company's headquarters and should include, in addition to the nominee's name and address, a listing of the nominee's background and qualifications. A signed statement from the nominee should accompany the letter of recommendation indicating that he or she consents to being considered as a nominee and that, if nominated by the Board and elected by the shareholders, he or she will serve as a director.

  The Work Session Committee consists of Messrs. Bain, Nichol, and Ware. Mr. Bain serves as chairman of the committee. This committee plans the meeting and agenda for the special meeting of the Board held each year for the purpose of focusing on long-range planning and corporate strategy issues.

  Attendance at Board Meetings. During the last fiscal year, the Board of Directors of the Company held nine meetings. During fiscal year 1995, each director attended at least seventy-five percent of the aggregate of (a) all meetings of the Board and (b) all meetings of the committees of the Board on which such director served.

  Directors' Fees. As compensation for serving as a director, each of the non-employee directors receives an annual retainer of $16,000 and a fee of $800 per day for attendance at each Board meeting (excluding telephone conference meetings). Non-employee directors are also paid $800 per day for their attendance at each committee meeting that is held on a day different from a Board meeting. The fee paid for participation in a telephone conference meeting of the Board or a committee is one-half of the regular meeting fee. Directors may elect to defer all or a part of their compensation earned as a director until the earlier of a date specified by the director or the date he or she ceases to be a director. The Company will pay interest on amounts deferred at a rate equal to 100 basis points above the New York Federal Reserve Bank discount in effect as of each January 15.

  In November 1994, the Board adopted the Outside Directors Stock-for-Fee Plan, which plan was approved by the shareholders of the Company in February 1995. The plan permits non-employee directors to receive all or part of their annual retainer and meeting fees in stock rather than in cash. An election by a director to receive his or her fees in stock does not alter the amount of fees payable but results in the deferral of payment of the stock portion of the fees until after the end of each quarter in which the fees were earned. The number of shares of Common Stock issued at such time will be equal to (a) the dollar amount of the fees to be paid in stock divided by (b) the fair market value of the Company's Common Stock on the last day of the applicable quarter. The fair market value is the closing price of a share of Common Stock of the Company as reported by the New York Stock Exchange. Only whole numbers of shares will be issued; fractional shares will be paid in cash.

  Other Compensation for Non-Employee Directors. The Board has adopted a Retirement Plan for Non-Employee Directors, which covers non-employee directors who have served on the Board for at least five years and who have attained age 65. Upon retirement, a participating non-employee director is entitled to an annual pension benefit equal to the sum of (a) 50% of the amount of the participant's final annual retainer plus (b) 10% of the amount of the participant's final annual retainer for each year of service on the Board in excess of five years. In no event may the annual pension benefit exceed 100% of a director's final annual retainer. The pension benefit is payable for the participant's life. The plan is unfunded.

  Other Arrangements with Mr. Vaughan. Effective October 1, 1994, Mr. Vaughan retired as an officer and employee of the Company and entered into a five-year Consulting Agreement with the Company. Under the Agreement, Mr. Vaughan performs such consulting services as the Board may request from time to time. The

Agreement provides for future payments to Mr. Vaughan, in consideration for his consulting services, of $280,000 during fiscal year 1996, $240,000 during fiscal year 1997, $160,000 during fiscal year 1998, and $100,000 during fiscal year 1999. During fiscal year 1995, Mr. Vaughan received $320,000 in payment for his services under the Consulting Agreement, plus an additional $100,000 in payment for additional consulting services not originally contemplated in the Agreement. The payments are made in semi-annual installments payable on October 1 and April 1 of each fiscal year. The term of the Agreement may be extended for additional one-year periods upon the agreement of the Board and Mr. Vaughan.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than ten percent of the Company's Common Stock to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in their ownership in the Company's Common Stock. Executive officers, directors, and greater-than-ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such reports furnished to the Company and written representations that no Forms 5 were required, the Company believes that, during the last fiscal year, all of the Company's executive officers, directors, and greater-than-ten-percent beneficial owners were in compliance with the Section 16(a) filing requirements.

EXECUTIVE COMPENSATION

  Summary Compensation Table. The following table sets forth the compensation paid by the Company for each of the Company's last three completed fiscal years to Mr. Fancher, who resigned from his positions with the Company in February 1995, Mr. Stephens, and the Company's four most highly compensated executive officers other than Messrs. Fancher and Stephens.

                          SUMMARY COMPENSATION TABLE

                                                                    LONG TERM
                                       ANNUAL COMPENSATION         COMPENSATION
                                  ------------------------------ ----------------
                                                    OTHER ANNUAL    RESTRICTED     ALL OTHER
                                  SALARY  BONUS (A) COMPENSATION STOCK AWARDS (B) COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR   ($)      ($)        ($)            ($)            ($)
---------------------------  ---- ------- --------- ------------ ---------------- ------------
Ronald L. Fancher(c).....    1995 117,648        0     25,832(d)           0        756,584(e)
 Former President and        1994 272,292  136,300      (f)          610,000(g)       7,248
 Chief Executive Officer     1993 145,833  225,000     48,708(h)     246,250(g)      14,228
Robert F. Stephens(i)....    1995 240,845  121,900      (f)                0          7,388(j)
 President and Chief         1994 215,361   72,900      (f)          305,000         14,073
 Operating Officer           1993 207,642  166,100      (f)           23,125          9,552
James F. Purser..........    1995 209,694   81,700      (f)                0          7,304(j)
 Executive Vice President    1994 198,809   67,900      (f)          305,000         13,352
 and Chief Financial         1993 186,219  190,700      (f)                0          8,611
  Officer
J. Charles Goodman(k)....    1995 138,704   63,700     55,484(l)           0          6,486(j)
 Executive Vice
 President--
 Corporate Operations
Don E. James.............    1995 154,304   45,000      (f)                0          7,136(j)
 Senior Vice President--     1994 147,690   28,800      (f)                0         10,234
 Public Affairs              1993 139,648   90,900      (f)                0          6,458
H. F. Harber.............    1995 144,200   36,300      (f)           34,250          6,667(j)
 Senior Vice President--     1994 133,646   26,900      (f)                0          8,917
 Corporate Services          1993 108,163   37,500      (f)           82,875          5,002

--------
(a) Bonuses were actually paid after the end of the fiscal year in which they are reported. Because their payment relates to services rendered in the fiscal year prior to payment, the Company has consistently reported bonus payments in such prior fiscal year.
(b) The number and value of the aggregate restricted stock holdings at the end of the last fiscal year for each of the executive officers listed above are as follows: Ronald L. Fancher, 0 shares; Robert F. Stephens, 20,962 shares with a value of $406,139; James F. Purser, 22,312 shares with a value of $432,295; J. Charles Goodman, 0 shares; Don E. James, 1,537 shares with a value of $29,779; and H.F. Harber, 11,000 shares with a value of $213,125. Dividends are paid on the restricted stock reported in the Table at the same rate as is paid on all of the Company's Common Stock.
(c) Mr. Fancher resigned as President and Chief Executive Officer of the Company on February 21, 1995.
(d) Other Annual Compensation paid to Mr. Fancher during the 1995 fiscal year includes a car allowance of $15,000 and payments under the Company's Mini-Med Plan, a supplemental health and dental insurance plan for executive officers, of $7,054.
(e) The total of All Other Compensation paid to Mr. Fancher during the 1995 fiscal year consists of: (a) Company matching contributions made pursuant to the Company's Employee Stock Ownership Plan in the amount of $2,248,
    (b) insurance premiums paid by the Company for term life insurance for the benefit of Mr. Fancher in the amount of $637, (c) payment for unused vacation at the date of his resignation in the amount of $21,649, (d) a severance payment in the amount of $668,000, and (e) outplacement services in the amount of $64,050.
(f) The total dollar value of perquisites and other personal benefits for the named executive officer was less than the reporting thresholds established by the Securities and Exchange Commission.
(g) All restricted shares granted to Mr. Fancher were forfeited to the Company upon his resignation pursuant to the Company's Restricted Stock Grant Plan.
(h) Other Annual Compensation paid to Mr. Fancher during the 1993 fiscal year includes the purchase by the Company of a country club membership in the amount of $25,703.
(i) Mr. Stephens became President and Chief Operating Officer of the Company on February 21, 1995.
(j) This amount reflects the amount of Company matching contributions made during the last fiscal year to the named executive officer's account pursuant to the Company's Employee Stock Ownership Plan and the amount of insurance premiums paid by the Company during the last fiscal year for term life insurance for the benefit of the named executive officer. The amounts paid during the 1995 fiscal year for each named executive officer are as follows: Robert F. Stephens, $6,000 in ESOP matching contributions and $7,388 in life insurance premiums; James F. Purser, $6,000 in ESOP matching contributions and $1,304 in life insurance premiums; J. Charles Goodman, $5,548 in ESOP matching contributions and $938 in life insurance premiums; Don E. James, $6,172 in ESOP matching contributions and $964 in life insurance premiums; and H.F. Harber, $5,768 in ESOP matching contributions and $899 in life insurance premiums.
(k) Mr. Goodman became Executive Vice President-Corporate Operations of the Company on April 1, 1995. Prior to that date, he was not serving as an executive officer of the Company; therefore, no compensation figures are shown for prior fiscal years.
(l) Other Annual Compensation paid to Mr. Goodman during the 1995 fiscal year includes the purchase by the Company of a country club membership in the amount of $42,771.

    Retirement Plans. The executive officers listed in the Summary Compensation Table are covered by the Employees' Retirement Plan of Atmos Energy Corporation (the "Atmos Retirement Plan"), a defined benefit pension plan pursuant to which all participants automatically accrue pension credits after completing one year of service with the Company. All of the executive officers listed in the Summary Compensation Table are also participants in the Company's Supplemental Executive Benefits Plan (the "Supplemental Plan") (except Mr. Fancher, whose participation in the plan ceased upon his resignation in February 1995), which provides retirement benefits (as well as supplemental disability and death benefits) to all officers of the Company. Participants who have been an officer for at least two years, have five years of vesting service under the Atmos Retirement Plan, and attained age 55 are entitled to a supplemental pension in an amount that, when added to their pension payable under the Atmos Retirement Plan, equals
75% of their compensation, subject to reductions for less than twenty years of vesting service and for retirement prior to age 62.

  The following table illustrates the estimated combined annual benefits payable under the Atmos Retirement Plan and the Supplemental Plan upon retirement at age 62 or later to persons in specified compensation categories and years-of-service classifications as determined in such person's last year of employment.

                            PENSION PLAN TABLE (a)

                                                    YEARS OF SERVICE
                                         ---------------------------------------
REMUNERATION                               15      20      25      30      35
------------                             ------- ------- ------- ------- -------
$125,000................................  70,313  93,750  93,750  93,750  93,750
 150,000................................  84,375 112,500 112,500 112,500 112,500
 175,000................................  98,438 131,250 131,250 131,250 131,250
 200,000................................ 112,500 150,000 150,000 150,000 150,000
 225,000................................ 126,563 168,750 168,750 168,750 168,750
 250,000................................ 140,625 187,500 187,500 187,500 187,500
 300,000................................ 168,750 225,000 225,000 225,000 225,000
 350,000................................ 196,875 262,500 262,500 262,500 262,500
 400,000................................ 225,000 300,000 300,000 300,000 300,000
 450,000................................ 253,125 337,500 337,500 337,500 337,500
 500,000................................ 281,250 375,000 375,000 375,000 375,000

--------
(a) The benefit amounts listed in the Pension Plan Table are not subject to any deduction for Social Security or offset amounts and are computed based upon payment as a joint and 50% survivor annuity.

  The Atmos Retirement Plan covers only the regular salary of its participants, excluding bonuses (subject to the maximum covered compensation limit of $150,000 as of January 1, 1994 established by the Internal Revenue

Code for qualified plans). The Supplemental Plan covers compensation in an amount equal to the sum of (a) the greater of the participant's annual base salary at the date of termination of employment or the average of the participant's annual base salary for the highest of three calendar years (whether or not consecutive) of employment with the Company, plus (b) the greater of the amount of the participant's last award under the Company's Annual Performance Bonus Plan (described below) or the average of the participant's highest three performance awards under such plan (whether or not consecutive), plus (c) the participant's annual car allowance payable by the Company at the date of his termination of employment. The amount of current compensation covered by the Supplemental Plan as of the end of the last fiscal year for each of the executive officers listed in the Summary Compensation Table is as follows: Ronald L. Fancher, $0; Robert F. Stephens, $388,400; James F. Purser, $306,520; J. Charles Goodman, $241,800; Don E. James, $211,602; and H.F. Harber, $192,700. Each of such executive officers has the following approximate number of years of credited service under the retirement plans: Ronald L. Fancher, 0 years; Robert F. Stephens, 12 years; James F. Purser, 9 years; J. Charles Goodman, 14 years; Don E. James, 15 years; and H.F. Harber, 12 years.

  Employment Severance Compensation Agreements and Change-in-Control Arrangements. The Company has entered into agreements with each of the executive officers named in the Summary Compensation Table to provide certain severance benefits for them in the event of the termination of their employment within three years following a "change in control" (as defined in the agreements) of the Company. Mr. Fancher's agreement terminated upon his resignation from the Company effective in February 1995. The agreements provide that, if employment is terminated by the Company other than for cause, retirement, death, or disability or by the employee for "good reason" (as defined in the agreements) or, in the case of Mr. Stephens, for any reason within 180 days after the date of a change in control, the Company will pay to each such executive officer a lump sum severance payment equal to 2.99 times such executive officer's "base amount" compensation, as defined in Section 280G of the Internal Revenue Code. If the total of such lump sum severance payment plus all other payments made in connection with a change in control pursuant to any other plan, arrangement, or agreement results in the imposition of the excise tax imposed by Section 4999 of the Internal Revenue Code, such lump sum severance payment will be reduced to the extent necessary to make the total of all such payments not be subject to such excise tax unless the total of all such payments as reduced by the amount of such excise tax is greater than the lump sum severance payment described above. In addition, the executive officer will be entitled to all rights and benefits, if any, provided under any other plan or agreement between such executive officer and the Company.

  Each of the current executive officers listed in the Summary Compensation Table has also entered into a Participation Agreement with the Company as required by the Supplemental Plan. The Supplemental Plan provides that the accrued benefits, as calculated pursuant to the plan, of each participant will vest in the event of (a) a "change in control" (as defined in the plan) of the Company, (b) a termination of the plan, (c) an amendment to the plan resulting in a decrease in the benefits otherwise payable to the participant, (d) a termination of the participant's employment without "cause" (as defined in the plan), or (e) a termination of the participant's participation in the plan for any reason other than resignation (other than Mr. Stephens, whose accrued benefits will vest in the event of his resignation for any reason) or termination of employment for cause. The Participation Agreements set forth the rights of the participants to their accrued benefits upon the occurrence of the events described in the foregoing sentence and constitute enforceable contracts separate from the provisions of the Supplemental Plan.

  All of the executive officers listed in the Summary Compensation Table are participants in the Company's Restricted Stock Grant Plan (except for Mr. Fancher, whose participation in the plan ceased upon his resignation in February 1995) and have received, from time to time, awards of stock that are restricted with respect to their transferability. The restrictions lapse pursuant to a schedule established by the non-employee members of the Board of Directors at the date of the grant. Notwithstanding any established schedule for the removal of restrictions, however, the restrictions are immediately removed in the event of the participant's death, disability, or retirement at normal retirement age or in the event of a "change of control" (as defined in the plan) of the Company.

  Human Resources Committee Interlocks and Insider Participation. The members of the Human Resources Committee during the last fiscal year were Dan Busbee, Phillip E. Nichol, John W. Norris, Jr., Carl S. Quinn, Charles K. Vaughan, and Dewey G. Williams. (Mr. Williams retired from the Board of Directors as of August 1, 1995). Mr. Busbee is a member and shareholder of the law firm of Locke Purnell Rain Harrell (A Professional Corporation) in Dallas, Texas, which the Company retains from time to time to perform legal services. Mr. Vaughan was the Chief Executive Officer of the Company until June 1994. He served as Chairman of the Board, President and Chief Executive Officer of the Company from October 1983 until March 1993 and as Chairman of the Board and Chief Executive Officer of the Company from March 1993 until June 1, 1994. There are no interlocking relationships between any executive officer of the Company and any other company.

  Human Resources Committee Report on Executive Compensation. The Company is required to provide specific information regarding the compensation and benefits paid to the Company's President and four other most highly compensated executive officers of the Company. The Human Resources Committee of the Board of Directors (the "Committee"), which is composed entirely of outside directors, has prepared this report which describes the philosophy followed by the Company in establishing compensation and benefit practices for officers of the Company. This report was prepared by the Committee after its meeting on October 16, 1995, and the Committee presented this report to the Board of Directors at its meeting held November 8, 1995.

  EXECUTIVE COMPENSATION PHILOSOPHY AND PRINCIPLES. The Company's philosophy is that total compensation for its officers should be established by the same process used for its other employees with the following exceptions:

  . Officers should have a greater portion of their compensation at risk than all other employees;

  . A significant portion of officer compensation should be directly tied to the performance of the business, and

  . Officers of the Company should share in the same risks and rewards as do stockholders of the Company.

To accomplish these goals, the Committee continuously compares its executive compensation levels and performance with selected cross-industry groups of industrial organizations. The primary source of national market data for the Company is the Hay Compensation Report, which is comprised of over 600 industrial organizations and includes companies in the natural gas distribution industry. This group of companies is used for compensation comparison purposes because the Board believes it most closely represents the marketplace within which the Company must compete for executive talent. The organizations represented in the Hay Compensation Report are different companies than appear in the performance graph. Job comparisons and access to market data for companies included in the performance graph are not readily available to the Company through known market surveys. However, compensation information from the annual American Gas Association Survey is also monitored on an annual basis, and for 1995, Atmos base salary and total compensation approximated or slightly exceeded the average pay practice for gas companies in its size group.

  For the last nine (9) years, the Committee has retained the services of a nationally recognized compensation consulting firm to conduct an independent review of officer compensation. The Committee reviews the analysis of executive compensation provided by the consultants, evaluates the recommendations made by the Human Resources Department, and assesses the performance of officers as a group and the contributions of each executive to the success of the Company. The Committee provides officer compensation and benefits recommendations to the Board of Directors to support the level of achievement of Company objectives as attained by the officer group over the last fiscal year.

  At the present time, executive compensation programs consist of base salary, an annual cash incentive plan, and long-term incentives in the form of restricted stock. Each of these compensation arrangements is briefly reviewed in the following sections.

  CASH COMPENSATION--ANNUAL BASE SALARY. All positions within the Company including officer level positions have formal salary ranges. Positions are compared on the basis of job content to similar positions in companies of approximately the same size and complexity as the Company using the Hay Guide Chart(R)--Profile Method of job evaluation. Salary ranges for all jobs are reviewed on an annual basis, and proposed salary ranges are presented to the Committee for their review and consideration each year in October. The midpoint of each salary range is designed to approximate the 60th percentile of actual base salaries for comparable positions in the market, as defined above.

  Pay for individual officers may be greater than or less than the salary range midpoint based upon performance of the officer and level of the officer's experience in the executive position. In determining the appropriate salary levels and salary increase recommendations for officers, the Committee also considers current economic conditions and national and industry trends in executive compensation.

  The President and the most senior executive officers of the Company provide the Committee with an oral presentation relative to the contributions and performance of each officer of the Company. In order to more effectively measure officer performance, seven (7) performance rating categories were used in 1995 to assess individual officer performance in relation to assigned accountabilities. Salary increase recommendations for officers are based upon the resulting performance rating and the position of each officer's salary within the applicable salary range.

  CASH COMPENSATION--SHORT TERM INCENTIVE COMPENSATION. All corporate officers are considered eligible to participate in the Annual Performance Bonus Plan, which provides for cash payments based on criteria the Committee recommends to the Board as critical to the short term success of the Company. The Annual Performance Bonus Plan for Corporate Officers (the "Bonus Plan") consists of two parts, each weighted 50%. One portion is determined by Company performance as measured by a targeted earnings per share (EPS) figure as set by the Board of Directors at the beginning of each fiscal year; the other portion is measured by achievement of specific, measurable individual performance goals. The Board of Directors currently considers EPS as the most appropriate measure of Company performance since it is so closely linked to shareholder value. Earnings per share must be equal to or greater than the annual dividend rate before any award may be made to any officers under the Bonus Plan.

  Target award levels are established under the Bonus Plan and are expressed as a percentage of annual base salary. Target award levels will vary among officers based upon the level of responsibility and ability to impact overall Company performance. These levels vary by salary grade. An officer must be rated "competent" or above to be considered eligible for an award under the Bonus Plan. Incentive opportunity for the lowest level officer ranges from zero (0) to twenty-four percent (24%) of annual base salary. The President-Chief Operating Officer of the Company is eligible for an incentive award of zero (0) to sixty percent (60%) of annual base salary. The Board of Directors retains the discretion to award bonus payments outside the Bonus Plan guidelines in the event of exceptional operating results or under special circumstances which result in outstanding Company performance for the fiscal period.

  Total cash compensation opportunity for the Company is defined as the salary range midpoint for each position plus the maximum possible bonus award. In the event that maximum awards were paid under the Bonus Plan, total cash compensation for executives of the Company as a group would approximate the 75th percentile of actual total cash compensation in industrial companies. Corporate performance must significantly exceed stated goals and objectives to support maximum incentive awards under the Bonus Plan, and each executive must not only achieve but far exceed assigned individual goals and objectives. While this level of Company performance is possible, probability of attainment of the required earnings per share growth to fund a maximum incentive award pool would be the exception. If Company performance does not meet the required threshold of earnings per share and bonus awards are not paid, total cash compensation for Company officers would approximate the 25th percentile of actual total cash compensation in industrial organizations.

  LONG-TERM INCENTIVE COMPENSATION--RESTRICTED STOCK GRANT PLAN. The Board of Directors of the Company believes that long-term incentive awards strengthen the ability of the Company to attract, motivate, and retain executives of superior capability and more closely align the interests of the executive management group with the interests of the stockholder. The Company's long-term incentive compensation plan consists of grants of Company stock to officers under the Restricted Stock Grant Plan where such grants are contingent upon several factors. These factors are:

  . The Company must achieve an earnings per share equivalent to the annual dividend rate before any awards may be granted under the Restricted Stock Grant Plan.

  . Each officer level position has a targeted amount of restricted stock to be delivered to position incumbents over time. The timing and amount of restricted stock granted will vary based on the performance of the Company and the executive.

  . The performance of an officer of the Company must be rated competent or above to be considered eligible for an award under the Restricted Stock Grant Plan.

  Recommendations for awards under the Restricted Stock Grant Plan are submitted by the Committee to the Board of Directors for approval. From time to time the Committee, in its discretion, may recommend awards under the Restricted Stock Grant Plan beyond the target level. Such recommendations may be forthcoming in instances where both Company performance and the performance of the officer are considered to be exceptional.

  During the 1995 fiscal year, restricted stock grants were awarded to five
(5) of the seventeen (17) officers of the Company. This group of seventeen
(17) officers of the Company does not include the President of the Company. These awards were granted to recognize the outstanding achievement of both individual and corporate objectives. Three (3) of the awards were made to relatively newly elected officers of the Company.

  The Board of Directors, based upon recommendations from the Committee, defines the restrictions applicable to any award under the Restricted Stock Grant Plan. Restricted stock grants made in the recent past and in 1995 require the completion of three (3) years of service with the Company after the date of grant of the award to vest any portion of the award of stock. The restricted stock award will vest 25% on the third anniversary of date of grant and will vest 25% per year on each subsequent anniversary thereof. The Board of Directors, in its discretion, may change the vesting period for new awards under the Restricted Stock Grant Plan and may accelerate the vesting of awards previously made under the Restricted Stock Grant Plan.

  Stock certificates are held in the custody of the Company by means of a trust until restrictions are removed. As beneficiaries of restricted stock grants, the officers of the Company have the right to vote the restricted stock held in their accounts and to receive all dividends paid.

  To the extent readily determinable and as one of the factors in its consideration of compensation matters, the Committee considers the anticipated tax treatment to the Company and the executives of various payments and benefits. Some types of compensation payments and their deductibility depend on the timing of an executive's vesting or exercise of previously granted rights. Further, interpretations of and changes in tax laws and other factors beyond the Committee's control also affect the deductibility of compensation. For these reasons, the Committee will not necessarily limit executive compensation to that deductible under Section 162(m). The Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

  CHIEF EXECUTIVE OFFICER COMPENSATION. Mr. Ronald L. Fancher became President and Chief Executive Officer of the Company June 1, 1994, and served in this capacity until February 21, 1995. The base salary of the Chief Executive Officer is established using the same criteria as all other Company officers. During fiscal year 1995, Mr. Fancher's annual base salary was $312,700 which placed his salary at 92% of his salary range midpoint. His 1995 salary increase of 6% was in accordance with the salary increase guidelines for a commendable performer. Mr. Fancher did not receive a bonus associated with the 1995 fiscal period prior to leaving the Company, nor did Mr. Fancher receive any shares of Company stock during the 1995 fiscal year. Severance payments equivalent to two (2) times annual base salary were provided to Mr. Fancher upon his resignation from the Company. In addition, the Company provided outplacement services to Mr. Fancher upon his resignation at a cost to the Company of $64,050. Mr. Fancher also received a payment for unused vacation in the amount of $21,649.

  The Board of Directors did not elect at this time to fill the position of Chief Executive Officer. Mr. Robert F. Stephens became the President and Chief Operating Officer of the Company on February 21, 1995. Mr. Stephens received a 1995 salary increase of 6% on January 1, 1995 associated with his performance in the previous fiscal period as the Executive Vice President of Corporate Operations. When Mr. Stephens was promoted to President and Chief Operating Officer of the Company, he received a 10% increase in annual base salary to reflect the new level of executive responsibility accepted. Mr. Stephens' annual base salary following his promotion was $253,000 which represents 90% of the 1995 salary range midpoint for the position of President and Chief Operating Officer.

  Mr. Stephens received a bonus award for fiscal 1995 of $121,900 in conformance with the provisions and performance objectives established through the Atmos Energy Performance Bonus Plan. This incentive award payment is considered appropriate and reasonable given the 1995 earnings per share of $1.22. The Company's total return to shareholders for fiscal 1995, as calculated for purposes of the performance graph, was 14.62% compared to the weighted average total return of 11.56% for the gas distribution companies used as the comparison companies in the performance graph. Mr. Stephens did not receive a restricted stock grant award in fiscal 1995.

                                          HUMAN RESOURCES COMMITTEE

                                          John W. Norris, Jr., Chairman
                                          Dan Busbee
                                          Phillip E. Nichol
                                          Carl S. Quinn
                                          Charles K. Vaughan

  Performance Graph. The following graph compares the yearly percentage change in the Company's total return to shareholders for the last five fiscal years with the total return of the Standard and Poor's 500 Stock Index and the cumulative total return of other natural gas distribution companies, each of which receives at least 90% of its gross revenues from the distribution and sale of natural gas to end users and has a September 30 fiscal year-end.

                                     [CRC]

                             [GRAPH APPEARS HERE]

                   COMPARISON OF FIVE YEAR CUMULATIVE RETURN*
            AMONG ATMOS, S&P 500 INDEX, AND COMPARISON COMPANY INDEX

                                                        COMPARISON
                                             S&P 500     COMPANY
FISCAL YEAR                      ATMOS        Index       Index
-----------                      -----       -------    ----------
 9/90                           $100.00      $100.00     $100.00
 9/91                           $133.01      $131.10     $117.80
 9/92                           $150.23      $145.50     $142.41
 9/93                           $214.87      $164.40     $175.30
 9/94                           $196.85      $170.50     $154.27
 9/95                           $225.64      $221.00     $172.10

*TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS


  The following companies were included in the comparison company index used in the graph: Atlanta Gas Light Company, Bay State Gas Company, The Brooklyn Union Gas Company, Energen Corporation, Laclede Gas Company, Mobile Gas Service Corporation, National Fuel Gas Company, New Jersey Resources Corporation, North Carolina Natural Gas Corporation, NUI Corporation, Peoples Energy Corporation, Public Service Company of North Carolina, Incorporated, and Providence Energy Corporation.

                                   AUDITORS

  Upon the recommendation by the Audit Committee, the Board of Directors selected Ernst & Young LLP to continue as the Company's auditors for the fiscal year ending September 30, 1996. The firm of Ernst & Young LLP and its predecessors have been the independent auditors of the Company since the Company's incorporation in 1983. It is expected that representatives of Ernst & Young LLP will be present at the Annual Meeting. The representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                                 OTHER MATTERS

OTHER BUSINESS

  The Company does not know of any other business which may come before the Annual Meeting. However, if any other matters are properly brought before the meeting by the management or any shareholder, it is the intention of each person named in the accompanying proxy to vote such proxy in accordance with his judgment on such matters. The enclosed proxy confers discretionary authority to take action with respect to any additional matters which may come before the meeting.

SHAREHOLDER PROPOSALS

  In the event a shareholder intends to present a proposal at the 1997 Annual Meeting of Shareholders, it must be received at the offices of the Company no later than August 28, 1996.

                                            By Order of the Board of Directors,

                                                    GLEN A. BLANSCET
                                             Vice President, General Counsel
                                                 and Corporate Secretary

Dallas, Texas
December 27, 1995

[ATMOS LOGO APPEARS HERE]
                                                             THIS IS YOUR PROXY.
                                                         YOUR VOTE IS IMPORTANT.


Regardless of whether you plan to attend the Annual Meeting of Shareholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.


                        COMPANY HIGHLIGHTS DURING 1995

* During fiscal 1995, the Company received about $2.8 million in annual rate increases across its service areas. In October 1995, the Company also settled its rate request in Kentucky. The settlement should provide an annual net operating income benefit of approximately $4.0 million.

* The Company reported an increase in earnings of 28.6% in fiscal 1995 despite winter weather that was 10% warmer than normal.

* The Company acquired Oceana Heights Gas Company in November 1995. Oceana serves 9,200 customers in south Louisiana, which will increase the Company's Louisiana customer base by 13%.

                           ATMOS ENERGY CORPORATION

P           PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
               THE COMPANY FOR ANNUAL MEETING, FEBRUARY 14, 1996
R
         The undersigned hereby constitutes and appoints Dan Busbee, Robert F.
O Stephens, and Charles K. Vaughan, and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to
X represent the undersigned at the Annual Meeting of Shareholders of ATMOS ENERGY CORPORATION, to be held at the Westin Hotel, Tabor Center Denver, in
Y Denver, Colorado on Wednesday, February 14, 1996, and at any adjournment thereof, on all matters coming before said meeting.

         You are encouraged to specify your choice by marking the appropriate box, SEE REVERSE SIDE, but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendations. The Proxies cannot vote your shares unless you sign and return this card.
                                                                   -------------
                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE       |See Reverse|
                                                                   |    Side   |
                                                                   -------------

[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN AND AUTHORIZES THE PROXIES TO TAKE ACTION IN THEIR DISCRETION UPON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES.

The Board of Directors recommends a vote FOR the election of all nominees for director.

Nominees for Director: CLASS I: Travis W. Bain II, Dan Busbee, John W. Norris, Jr.; CLASS II: Thomas C. Meredith, Robert F. Stephens; CLASS III: James F. Purser
                      [_]  FOR          [_]  WITHHELD
                           ALL               FROM ALL
                         NOMINEES            NOMINEES
FOR, EXCEPT VOTE WITHHELD FROM THE FOLLOWING NOMINEE(S):

                                                                  MARK HERE  [_]
____________________________________________________             FOR ADDRESS
                                                                  CHANGE AND
                                                                 NOTE AT LEFT


                                       Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.



Signature:__________________Date:_______Signature:_________________Date:________